EXHIBIT 10.3

                             DEMAND PROMISSORY NOTE

$120,000                                                     As of July 15, 1995
                                                      North Miami Beach, Florida


      ON DEMAND, for value received, ADVANCED ELECTRONIC SUPPORT PRODUCTS, INC., a Florida corporation ("Maker"), hereby promises to pay to the order of US ADVANTAGE CORPORATION, a Florida corporation ("Payee"), at its principal place of business at 1810 N.E. 144th Street, North Miami, Florida 33181, or at such other place or places as the Payee or the holder hereof may designate in writing, from time to time, or order, the principal sum of One Hundred Twenty Thousand and No Dollars ($120,000), plus accrued interest as set forth below.

      1. PAYMENTS. Said principal, and any accrued interest, shall be payable ON DEMAND in such amount as shall be requested by Payee from time to time upon receipt by Maker of the written demand for all or a portion thereof from Payee. All payments hereunder will be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

      2. INTEREST RATE. This Demand Promissory Note (this "Note") shall bear simple interest on the unpaid principal hereof at the rate of 8.5% per annum.

      3. DEFAULT AND DEFAULT INTEREST RATE. This Note shall be considered in default when any payment required to be made hereunder shall not be paid on the date it becomes due, and shall remain in default until such payment shall have been made. While in default, this Note shall bear interest at the maximum rate permitted by law. The Maker agrees to pay Payee's (or its assigns') reasonable expenses to obtain or enforce payment or performance of any of the Maker's obligations under this Note, which expenses shall include reasonable attorneys' fees, plus other reasonable legal expenses incurred by the Payee or its assigns.

      4. INTENT NOT TO COMMIT USURY. Nothing herein contained, nor any transaction related hereto, shall be construed or so operate as to require Maker to pay interest at a greater rate than is now lawful in such case to contract for, or to make any payment, or to do any act contrary to law. Should any interest or other charges paid by Maker, or parties liable for the payment of this Note, in connection with the loan evidenced by this Note, or any document delivered in connection with said loan, result in the computation or earning of interest in excess of the maximum legal rate of interest which is legally permitted by law, then any and all such excess shall be and the same is hereby waived by Payee and holder hereof, and any and all such excess shall be automatically credited against and in reduction of the balance due under this Note, and the portion of said excess which exceeds the balance due under this Note shall be paid by Payee or its assigns to Maker and parties liable for the payment of this Note.


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      5. WAIVERS. The Maker hereby waives presentment, demand, demand for payment, notice of non-payment, notice of dishonor, protest and notice of protest and, except as set forth herein, all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note.

      6. CONSENT TO CHANGES. All parties liable for the payment hereof consent and agree that the granting to Maker or to any other party of any extension of time for the payment of any sums due hereunder, or for the performance of any covenant or stipulation herein or in any document securing the loan hereunder, or the release of Maker or any other party, or the agreement of Payee not to sue Maker or any other party, or the suspension of the right to enforce this Note against Maker or, any other party, or the discharge of Maker or any other party, or the taking or releasing of other or additional security, shall not in any way release or affect the liability of Maker; all rights against such parties being expressly reserved.

      7. PREPAYMENT. This Note may be prepaid, in whole or in part, at any time without penalty provided that any partial payment shall be first applied against any accrued interest due hereunder.

      8. MISCELLANEOUS.

           (a) CONTROLLING LAW. This Note and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the State of Florida.

           (b) PROVISIONS SEPARABLE. The provisions of this Note are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

           (c) SECTION HEADINGS. The section headings in this Note are for convenience only; they form no part of this Note and shall not affect its interpretation.

           (d) NOTICES. Any notice required to be given hereunder shall be in writing and shall be delivered personally or sent by certified or registered mail, postage prepaid, or sent by an overnight courier service, priority overnight, such as Federal Express, to the parties at the respective addressees set forth herein. If mailed as aforesaid, notice shall be deemed given three (3) days after being deposited in the United States mail. If personally delivered, said notice shall be deemed to have been duly given, made and received only when personally delivered; and, if sent by overnight courier service, priority overnight, said notice shall be deemed to have been given one day after being deposited with an overnight courier service for next-day delivery. No delay or the failure on the part of the Payee, or its assigns, to exercise any power or right to be


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given hereunder shall operate as a waiver thereof and no right or remedy of the
Payee, or its assigns, shall be deemed abridged or modified by any course of conduct.

           (e) AMENDMENTS. This Note may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement or modification is sought.

           (f) BINDING NATURE OF NOTE. Except as otherwise herein provided, this Note shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, successors and assigns.

           (g) ENTIRE AGREEMENT. This Note together with any attached, schedules, exhibits and other documents delivered pursuant hereto, constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

                                    MAKER:

                                    ADVANCED ELECTRONIC SUPPORT
                                     PRODUCTS, INC.


                                    By: /s/ ROMAN BRISKIN
                                       ------------------------
                                    Name: Roman Briskin
                                         ----------------------
                                    Title:Vice President
                                          ---------------------


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